Exhibit 99
FOR IMMEDIATE RELEASE

Cabela’s Inc. to Explore Strategic Alternatives

SIDNEY, Neb. - December 2, 2015 - Cabela’s Incorporated (NYSE:CAB) today announced that its Board of Directors is initiating a process to explore and evaluate a wide range of strategic alternatives to further enhance shareholder value.

“We continue to believe that our Vision 2020 strategy will position Cabela’s to be the world’s best omni-channel retailer, while driving improved performance in both revenue growth and profitability,” said Tommy Millner, Cabela’s Chief Executive Officer. “That said, the Board is committed to taking actions to enhance value for shareholders and believes it is an appropriate time to explore potential strategic options that may drive further value. As the Board undertakes this exploration process, Cabela’s is focused on the execution of its business strategy and remains fully committed to serving our customers’ needs.”

“As we head into the holiday selling season, our stores are well-stocked and our outfitters are well-prepared to meet and exceed the expectations of our customers,” Mr. Millner said.  “We are continuing to honor all of our commitments as usual. There have been no changes to the Cabela’s CLUB points program, the CLUB Visa card or any of the points customers have earned, including any Cabela’s gift cards that customers have bought or plan to buy in the future.  I want to thank the many customers who are enrolled in our CLUB points program and who use our CLUB Visa card, who should continue to use their CLUB points and CLUB Visa cards just as they always have. We will continue to look for ways to make these programs even more rewarding in the coming year.”

Cabela’s is working with Guggenheim Securities, LLC as its financial advisor and Sidley Austin LLP and Koley Jessen P.C., L.L.O. as its legal counsel to assist in the strategic review.  The Board of Directors and management team, working with advisers, plan to proceed in a timely and orderly manner, but have not set a definitive timetable for completion of this process. There can be no assurance that this review process will result in a sale transaction or other strategic alternative of any kind. The Company does not intend to disclose developments or provide updates on the progress or status of this process unless it deems further disclosure is appropriate or required.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing Securities and Exchange Commission investigation, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; effects of the strategic review initiated by the Company’s board of directors; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 27, 2014, and Form 10-Q for the quarterly period ended September 26, 2015), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Source: Cabela’s Incorporated

Investors:

Andrew Weingardt
308-255-7428

Media:

Nathan Borowski
308-255-2861

or

Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag, 212-355-4449
Jed Repko, 415-869-3950